EXHIBIT 5.1

JPMorgan Chase Tower 600 Travis Suite 2800 Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

August 14, 2024

Western Midstream Partners, LP
9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380

Re: Registration Statement on Form S-3; Public Offering of Common Units
Ladies and Gentlemen:
We have acted as counsel to Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the sale by WGR Asset Holding Company LLC (“WGR”) and Anadarko USH1 Corporation (“Anadarko USH1”, and together with WGR, the “Selling Unitholders”) of up to 21,850,000 common units (including up to 2,850,000 common units that may be sold pursuant to the exercise of an option to purchase additional common units granted to the Underwriter (as defined below)) representing limited partner interests in the Partnership (the “Common Units”), pursuant to the Registration Statement on Form S-3, Commission File No. 333-270964 (the “Registration Statement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act, the prospectus included in the Registration Statement (the “Base Prospectus”) and the prospectus supplement relating to the Common Units dated August 12, 2024, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Common Units are being sold by the Selling Unitholders pursuant to an underwriting agreement dated August 12, 2024 (the “Underwriting Agreement”), by and among the Partnership, Western Midstream Holdings, LLC (the “General Partner”), the Selling Unitholders and Barclays Capital Inc. (the “Underwriter”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Underwriting Agreement, the Certificate of Limited Partnership of the Partnership, dated as of September 12, 2012, as amended by the Certificate of Amendment, dated as of February 28, 2019 (the “Certificate of Limited Partnership”), the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 2019 (the “Partnership Agreement”), the Certificate of Formation of the General Partner, dated as of September 12, 2012, as amended by the Certificate of Amendment, dated as of February 28, 2019, the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of February 28, 2019, as amended by Amendment No. 1, dated March 26, 2019 and the resolutions adopted by the board of directors of the General Partner relating to the Registration Statement, the Prospectus and the Common Units. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership Entities
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Western Midstream Partners, LP
August 14, 2024

and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Partnership Entities.
Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof, the Common Units have been duly authorized by the Partnership, and the Common Units have been validly issued and, under the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), purchasers of the Common Units will have no obligation to make further payments for their purchase of the Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units or their status as limited partners of the Partnership, and such purchasers will have no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.
This opinion letter is limited to the DRULPA and the Delaware Limited Liability Company Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an Exhibit to a Current Report on Form 8-K to be filed by the Partnership on the date hereof and its incorporation by reference into the Registration Statement relating to the Common Units and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement relating to the Common Units, dated August 12, 2024, which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Locke Lord LLP